UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

Vestand Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

596 Apollo St.

Brea, CA 92821

(Address of principal executive offices and zip code)

(714) 694-2403

(Registrant’s telephone number, including area code)

Yoshiharu Global Co.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	VSTD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On September 15, 2025, Vestand Korea Company Limited (“Vestand Korea”), a newly formed wholly owned subsidiary of Vestand Inc. (the “Company”) entered into a Share Purchase Agreement with Hyper Corporation for the purchase of 21,000 shares (the “Shares) of AI Mindbot Equity Union (“AI Mindbot”) for an aggregate sum of KRW 8,499,981 or approximately USD $6,439,379 (the “Purchase Price”). Ten (10%) Percent of the Purchase Price was paid upon execution of the Share Purchase Agreement and the balance will be paid at closing which is anticipated to occur on or about November 7, 2025. Upon the closing of the transaction Vestand Korea will become the controlling shareholder of AI Mindbot and is expected to own in excess of Eighty (89%) Percent of its equity. To the knowledge of the Company, AI Mindbot is the largest shareholder of Xcure Corp., a company traded on Kosdaq, which provides smart card and mobile security platform technology in South Korea and internationally.

The Share Purchase Agreement contains representations and warranties from both parties regarding existence, legal capacity, approvals and compliance with law and regulations, absence of breaches, ownership of the Shares free and clear of liens and encumbrances, and sufficiency of funds.

If any party fails to perform its obligations under the Share Purchase Agreement, the other party may terminate the agreement and seek damages after written notice and a seven (7) day period to cure such failure. Damages shall be equal to the initial deposit unless otherwise determined.

The Share Purchase Agreement also contains confidentiality obligations for both parties. It is governed by the laws of the Republic of Korea and exclusive jurisdiction is in the Seoul Central District Court.

On September 15, 2025, Hyper Corporation and Vestand Korea entered into a Supplementary Agreement. Pursuant to the agreement, at the extraordinary shareholders’ meeting of Xcure Corp. scheduled for November 7, 2025, four out of the seven current directors will be replaced with individuals designated by Vestand Korea.

The Share Purchase Agreement (Exhibit 10.1) and Supplementary Agreement (Exhibit 10.2) are attached to this Current Report on Form 8-K, and the disclosures herein are summaries only and are qualified in their entirety by reference to the agreements.

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, the Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our filings with the SEC including our Form 10-K for the year ended December 31, 2024, and subsequent reports we file with the SEC from time to time, which can be found on the SEC’s website at www.sec.gov. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement dated September 15, 2025
10.2	Supplementary Agreement dated September 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2025

VESTAND INC.

By:	/s/ Jiwon Kim
Name:	Jiwon Kim
Title:	Chief Executive Officer